SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT




 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



      Date of Report (Date of earliest event reported):
                      January 25, 1995


                  THE DOW CHEMICAL COMPANY
   (Exact name of registrant as specified in its charter)



     Delaware                   1-3433               38-1285128
(State or other jurisdiction  (Commission File    (IRS Employer
    of incorporation)         Number)             Identification
                                                  No.)



            2030 Dow Center, Midland, Michigan           48674
          (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (517) 636-1000




Not applicable
(Former name or former address, if changed since last report.)



                                                   Page 1 of 15





Item 5.  Other Events

     The Dow Chemical Company ("Dow") issued a press release on January 25, 1995, describing the impact of the pending sale of the Personal Care Business of DowBrands on Dow's earnings. A second press release was issued on January 26, 1995, constituting Dow's earnings release for the fourth quarter and full year of 1994. Copies of these press releases are attached hereto as Exhibits A and B.































                                                 Page 2 of 15



                         SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE DOW CHEMICAL COMPANY
                                      Registrant



                              /s/ Frank P. Popoff
                              Frank P. Popoff
                              CEO & Chairman of the Board



                              Date:  January 27, 1995




















                                                Page 3 of15



                              EXHIBIT INDEX



EXHIBIT A           Press release dated January 25, 1995.


EXHIBIT B           Press release dated January 26, 1995.





























                                            Page 4 of15



                              EXHIBIT A


FOR FURTHER INFORMATION:
The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
517/636-1940

January 25, 1995

PENDING SALE TO IMPACT DOW'S QUARTERLY EARNINGS

The Dow Chemical Company announced today the pending sale of the Personal Care business of DowBrands and a resulting pretax charge of $132 million for an impact of 46 cents per share against Dow's fourth quarter of 1994 earnings.

     Negotiations for the sale are yet to be finalized.
Details will be disclosed when negotiations are complete.

     Lee A. Shobe, president and chief executive officer of DowBrands, said, "This transaction will allow us to focus resources on our core businesses in food protection and specialty cleaning products."

     DowBrands, the consumer products affiliate of Dow Chemical, currently operates three businesses: Personal Care, Home Food Management and Specialty Cleaners. Personal Care consists of a retail business, including Style, Salon Style and PermaSoft hair care products, and a line of hair care products offered exclusively to salons.















                                                 Page 5 of 15

                              EXHIBIT B
For Further Information:
The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
517/636-1940

January 26, 1995
THE DOW CHEMICAL COMPANY - 4Q94 EARNINGS RELEASE

Dow Announces Record Sales, Higher Earnings
_______________________________________________________
Fourth Quarter of 1994 Highlights

- -- Sales increased 22 percent to $5.5 billion.

- -- Sales in the quarter (and year) were the highest in Dow's history.

- -- Operating income improved 100 percent to $637 million.

____________________________________________________________

                         3 Months Ended     12 Months Ended
(In millions,             December 31         December 31
except for share amounts)   1994      1993      1994   1993
____________________________________________________________

Net Sales                 $5,494    $4,505   $20,015 $18,060
Operating Income            637       318      2,345   1,440
Net Income*                 222       (48)       931     637
Earnings Per
    Common Share             0.80     (0.18)    3.37    2.33
____________________________________________________________

*Available For Common Stockholders
____________________________________________________________

Review of Quarterly Results

The Dow Chemical Company today announced record sales and higher earnings in the fourth quarter of 1994 compared to the same period a year ago. Sales in the fourth quarter were up 22 percent to $5.5 billion, which is the highest quarterly sales total in Dow's history. This gain reflected improvements in volume and prices of 11 percent and 10 percent, respectively.
                                           Page 6 of 15


Operating income doubled to $637 million compared to $318 million in the fourth quarter a year ago. Earnings in the quarter were 80 cents per share versus a loss of 18 cents per share in 1993. In the fourth quarter of 1994, Dow
Corning Corporation, which is partially owned by Dow (50 percent shareholder), took a charge to cover estimated additional costs related to breast implant litigation. As a result of Dow Corning's action, Dow recorded a 25 cents per share after tax loss. In addition, the pending sale of the DowBrands Personal Care business caused a charge of 46 cents per share, while Dow realized a gain of 20 cents per share from its investment in the Magma Power Company. In the fourth quarter of 1993, Dow recorded an after tax charge of 70 cents per share related to another Dow Corning charge resulting from breast implant litigation. In the same quarter, Dow also reported a 22 cents per share net gain on investments, which was primarily from the sale of assets. When excluding the impact of Dow Corning's charges and Dow's gains and losses on investments, earnings quadrupled to $1.31 per share in the fourth quarter of 1994 versus 30 cents per share in the same period of the previous year.

"We achieved record sales in 1994 by focusing on growth while reengineering the company to become even more productive," said Frank Popoff, Dow chairman and chief executive officer. "Our investments made during the recession are paying off as global economic conditions improve."

In 1994, sales totaled a record $20 billion, an 11 percent increase from the $18.1 billion reported for 1993.
Increases of 8 percent in volume and 2 percent in price resulted in the year's sales gain. Dow's 1994 earnings were affected by charges related to Dow Corning and DowBrands, a gain from Dow's investment in Magma Power and a charge of 3 cents per share in the first quarter due to a value decline in Marion Merrell Dow's short-term investment portfolio.
Earnings in 1993 included a $1.31 per share gain primarily from the sale of Dow's 50 percent interest in Dowell Schlumberger and the sale of a portion of the company's equity interests in Magma Power and Crestar Energy Inc. This gain was partially offset by a special charge taken by Marion Merrell Dow and Dow's share of the Dow Corning charge, which together had a negative impact on Dow's earnings of $1.00 per share. Excluding these gains and charges, earnings were $3.91 per share in 1994 versus $2.02 per share in 1993.

All of Dow's business segments--Chemicals and Performance Products, Plastics, Hydrocarbons and Energy, and Consumer Specialties--reported higher sales in 1994 compared to 1993. These segments also had improved operating income with the exception of Consumer Specialties when excluding the impact of the special charge taken by Marion Merrell Dow in 1993. Plastics had the most significant increase over the previous year with improvements of 16 percent in sales and almost 200 percent in operating income, reflecting volume gains and price recovery in Thermoplastics.

"The company's strong international presence, the success of our people in enhancing productivity and price recovery lead us to be optimistic about continuing to achieve earnings growth in 1995," Popoff said.
                                            Page 7 of 15
CONSOLIDATED STATEMENTS OF INCOME
The Dow Chemical Company and Subsidiaries
(Unaudited)

                        Three Months Ended Twelve Months Ended
                         Dec. 31   Dec. 31   Dec. 31 Dec. 31
In millions, except for   1994      1993      1994     1993
share amts
- ------------------------------------------------------------

Net Sales              $5,494      $4,505   $20,015  $18,060
- ------------------------------------------------------------

Operating Costs and Expenses
Cost of sales           3,652       3,101    13,219   12,195
Insurance and finance co.
    operations pretax       6         (24)      (40)     (98)
    (income) expense
Research and development   335        317     1,261     1,256
expenses
Promotion and advertising  170        175       658       678
expenses
Selling and administrative 648        552     2,403     2,230
expenses
Amortization of intangibles 46         66       169       179
Special charge (Note C)      0          0         0       180
- -------------------------------------------------------------
Total operating costs    4,857      4,187    17,670    16,620
and expenses
- ------------------------------------------------------------
Operating Income            637       318     2,345     1,440
- ------------------------------------------------------------
Other Income (Expense)
Equity in earnings
   (losses) of 20%-50%
   owned companies
   (Note D)                (47)       (185)       63     (111)
Interest income             42          40       131      167
Capitalized interest        15          17        66       66
Interest expense and
   amortization of debt
   discount               (138)       (166)      (603)   (666)
Net gain (loss) on
   Foreign currency         (1)         20          7     (10)
   transactions
Net gain(loss) on          (60)         90        (60)    592
   investments (Note B)
Sundry income-net            45        (24)       103      47
- ------------------------------------------------------------
Total other income         (144)      (208)      (293)     85
   (expense)
- ------------------------------------------------------------
Income before provision
for taxes on income
and minority interests      493        110      2,052   1,525
Provision for taxes on
income                      202         82        779     606
Minority interests'
share in income              67         74        335     275
Net income (loss)           224        (46)       938     644
Preferred stock dividends     2          2          7       7
- ------------------------------------------------------------


                                          Page 8 of 15
Net income (loss) available
     for common
     stockholders           $222      ($48)      $931    $637
- ------------------------------------------------------------
Average common shares
outstanding                277.3     274.2      276.1   273.6
Earnings (loss) per
common share               $0.80    ($0.18)     $3.37   $2.33
Common stk dividends
declared per shr           $0.65     $0.65      $2.60   $2.60
- ------------------------------------------------------------
Depreciation                 378       358      1,321   1,343
Capital expenditures         375       442      1,183   1,397

Notes to the Financial Statements

Note A: The unaudited interim financial statements reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of the results for the period covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1993.

Note B: In January 1995, the Company announced the pending sale of the Personal Care business of DowBrands and recorded a pretax charge of $132 million in the fourth quarter of 1994.

In 1994, the Company realized a pretax gain of $90 million on its common shares of Magma Power Company ("Magma"), primarily as a result of the merger agreement between Magma and California Energy Company Inc.

In January 1993, the Company sold its 50 percent holding in the Dowell Schlumberger group of companies to Schlumberger
Limited. The decision to sell the 50 percent interest was due to Dowell Schlumberger's business becoming less chemistry intensive and thus less dependent on Dow's technology and participation. The sale generated a pretax gain of $450 million.

In June 1993, the Company sold 3.6 million shares of common stock in Magma for which it received gross proceeds of $116 million. The sale generated a pretax gain of $62 million in 1993.

In November 1993, Dow Chemical Canada Inc. ("DCCI") sold shares of Crestar Energy Inc ("Crestar"). The net proceeds to the Company were $172 million and generated a pretax gain of $101 million. As a result of the sale, DCCI's common share holding in Crestar was reduced from 50 percent to 17.5 percent.


                                             Page 9 of 15
Note C: The second quarter of 1993 included a special pretax charge of $180 million by Marion Merrell Dow Inc. ("MMDI"). The special charge reflected the impact of a number of steps intended to reduce costs and position MMDI for the future, including work force reduction and U.S. business reorganization. The Company holds an interest in MMDI of approximately 71 percent.

Note D: The 1994 fourth quarter loss of Dow Corning Corporation, in which the Company is a 50 percent shareholder, reflected a $152 million after tax charge against income related to breast implant litigation. The impact of the charge on the Company's 1994 fourth quarter net income was $70 million or 25 cents per share. Dow Corning Corporation's 1993 fourth quarter loss reflected a $415 million after tax charge against income also related to breast implant litigation. The impact of the charge on the Company's 1993 fourth quarter net income was $192 million or 70 cents per share.

CONSOLIDATED BALANCE SHEETS
The Dow Chemical Company and Subsidiaries
(Unaudited)

                                      Dec. 31    Dec. 31
In millions                             1994      1993
- ------------------------------------------------------------
Assets
- ------------------------------------------------------------
Current Assets
Cash and cash equivalents              $569       $407
Marketable securities and interest-
bearing deposits                        565        430
Accounts and notes receivable:
     Trade (less allowance for
     doubtful receivables-
     1994, $104; 1993, $93)           3,359      2,587
     Other                             1,099     1,245
Inventories:
     Finished and work in process      2,079     1,984
     Materials and supplies              633       542
Deferred income taxes receivable -
current                                  389       457
- ------------------------------------------------------------
Total current assets                   8,693     7,652
- ------------------------------------------------------------
Investments
Capital stock at cost plus equity
   in accumulated earnings of 20%-50%
   owned companies                       931     1,019
Other investments                      1,529     1,726
Noncurrent receivables                   330       369
- ------------------------------------------------------------
Total investments                      2,790     3,114

                                             Page 10 of 15
Plant properties                      23,210    21,608
Less accumulated depreciation         14,484    13,028
- ------------------------------------------------------------

Net plant properties                   8,726     8,580
- ------------------------------------------------------------

Other assets
Goodwill (net of
   accumulated amortization-
   1994, $676; 1993, $563)             4,365     4,434
Deferred income taxes receivable -
   noncurrent                          1,132       933
Deferred charges and other assets        839       792
- ------------------------------------------------------------
Total other assets                     6,336     6,159
- ------------------------------------------------------------

Total assets                         $26,545   $25,505
- ------------------------------------------------------------


























                                                Page 11 of 15

                                    Dec. 31   Dec. 31
                                      1994      1993
- ------------------------------------------------------------
Liabilities and Stockholders' Equity
- ------------------------------------------------------------
Current Liabilities
Notes payable                         $741       $877
Long-term debt due within one year     534        165
Accounts payable:
     Trade                           1,928      1,479
     Other                             634        765
Income taxes payable                   664        245
Deferred income taxes payable -
     current                            56        199
Dividends payable                      202        200
Accrued and other current
liabilities                          1,859      1,721
- ------------------------------------------------------------
Total current liabilities            6,618      5,651
- ------------------------------------------------------------

Long-term debt                       5,303      5,902
- ------------------------------------------------------------
Deferred Taxes and Other
Liabilities Deferred income
 taxes payable - noncurrent            644        372
Pension and other postemployment
 benefits - noncurrent               1,987      1,918
Other noncurrent obligations         1,253      1,173
- -------------------------------------------------------------
Total deferred taxes and other
 liabilities                         3,884      3,463
- ------------------------------------------------------------

Minority interests in subsidiary
  companies                          2,506      2,439
- ------------------------------------------------------------

Temporary Equity
Preferred stock at redemption value    133        135
Less guaranteed ESOP obligation        111        119
- ------------------------------------------------------------
Total temporary equity                  22         16
- ------------------------------------------------------------
Stockholders' Equity
Common stock                           818        818
Additional paid-in capital             326        366
Retained earnings                    8,857      8,645
Unrealized gains (losses)
  on investments                       (21)       105
Cumulative translation adjustments    (330)      (304)
Treasury stock, at cost             (1,438)    (1,596)
- ------------------------------------------------------------

Net stockholders' equity             8,212      8,034

                                        Page 12 of 15
Total liabilities and
 stockholders' equity              $26,545    $25,505
- ------------------------------------------------------------
See Notes to the Financial Statements

GEOGRAPHIC AND INDUSTRY SEGMENTS
The Dow Chemical Company and Subsidiaries
(Unaudited)
                         Three Months Ended Twelve Months Ended
                         Dec. 31    Dec. 31  Dec. 31  Dec. 31
In millions                1994       1993     1994    1993
- ------------------------------------------------------------
Geographic sales
     United States         $2,647   $2,398   $9,942   $9,285
     Europe                 1,492    1,115    5,320    4,836
     Rest of World          1,355      992    4,753    3,939
- ------------------------------------------------------------
Total                       5,494    4,505   20,015   18,060
- ------------------------------------------------------------

Geographic operating
 income
     United States            323      224    1,293    1,036
     Europe                    30        1      273      (1)
     Rest of World            284       93      779      405
- ------------------------------------------------------------
Total                        $637     $318   $2,345   $1,440
- ------------------------------------------------------------

Industry segment sales
     Chemicals &
     Performance Products  $1,293   $1,042   $4,536   $4,268
     Plastic Products       2,125    1,568    7,476    6,459
     Hydrocarbons and Energy  598      506    2,043    1,797
     Consumer Specialties   1,457    1,359    5,854    5,457
     Unallocated               21       30      106       79
- ------------------------------------------------------------
     Total                  5,494    4,505   20,015   18,060
- ------------------------------------------------------------
Industry segment operating
 income Chemicals &
 Performance Products         204       18      592      350
     Plastic Products         418       69    1,131      380
     Hydrocarbons and Energy   25       32       74       43
     Consumer Specialties      82      100      762      592
     Unallocated             (92)       99     (214)      75
- ------------------------------------------------------------
     Total                   $637     $318   $2,345   $1,440
- ------------------------------------------------------------

                                        Page 13 of 15

PRODUCT SEGMENT SALES ANALYSIS
The Dow Chemical Company and Subsidiaries
(Unaudited)           Three Months Ended  Twelve Months Ended
                            Dec. 31           Dec. 31
In millions                   1994              1994
- ------------------------------------------------------------

     Sales of Principal Products and Services
- ------------------------------------------------------------

Chemicals and Performance Products
     Chemicals and Metals       $811          $2,762
     Performance Products        482           1,774
- ------------------------------------------------------------
     Total                     1,293           4,536
- ------------------------------------------------------------
Plastic Products
     Thermoplastics            1,180           3,887
     Thermosets                  708           2,679
     Fabricated Products         237             910
- ------------------------------------------------------------

     Total                     2,125           7,476
- ------------------------------------------------------------

Hydrocarbons and Energy          598           2,043
- ------------------------------------------------------------

Consumer Specialties
     Agricultural Products       378           1,735
     Pharmaceuticals             882           3,274
     Consumer Products           197             845
- ------------------------------------------------------------

     Total                     1,457           5,854
- ------------------------------------------------------------

Unallocated                       21             106
- ------------------------------------------------------------
     Total                    $5,494         $20,015
- ------------------------------------------------------------

STRATEGIC SECTORS
The Dow Chemical Company and Subsidiaries
(Unaudited)
                    Three Months Ended  Twelve Months Ended
                    Dec. 31    Dec. 31  Dec. 31      Dec. 31
In millions            1994      1993     1994        1993
- ------------------------------------------------------------


                                       Page 14 of 15
Sales
     Basics           $2,590    $1,936   $8,693      $7,625
     Industrial
       Specialties     1,426     1,180    5,362       4,899
     Consumer
     Specialties       1,457     1,359    5,854       5,457
     Unallocated          21        30      106          79
- ------------------------------------------------------------
     Total             5,494     4,505   20,015      18,060
- ------------------------------------------------------------

Operating Income
     Basics              476        36      993         252
     Industrial
       Specialties       171        83      804         521
     Consumer Specialties 82       100      762         592
     Unallocated         (92)       99     (214)         75
- ----------------------------------------
     Total              $637      $318    $2,345     $1,440
- ------------------------------------------------------------

Results for Dow's strategic sectors are reported above. This information supplements customary reporting by business segments to help track the progress of Dow's basics and specialty businesses.






















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